Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cloracks Corporation

As independent registered public accountants, we hereby consent to the use of our report dated July 24, 2016, with respect to the financial statements of Cloracks Corporation, in its registration statement on Form S-1 Amendment No. 3 relating to the registration of 29,555,550 shares of common stock.  We also consent to the reference of our firm under the caption "interests of name experts and counsel" in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
August 2, 2016